EXHIBIT 99.7

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS INCLUDED IN THE MATERIALS MAILED WITH THIS EXISTING NOTES BALLOT.

ALESTRA, S. DE R. L. DE C.V.,

Debtor.

AVENIDA LÁZARO CÁRDENAS NO. 2321, PISO 9

COL. RESIDENCIAL SAN AGUSTÍN

SAN PEDRO GARZA GARCÍA, N.L. 66260, MÉXICO

Tax ID No.: None.

EXISTING NOTES BALLOT

FOR ACCEPTING OR REJECTING U.S. PREPACKAGED

PLAN OF REORGANIZATION OF ALESTRA, S. DE R.L. DE C.V.

UNDER CHAPTER 11 OF THE U.S. BANKRUPTCY CODE  AND/OR ELECTING CONSIDERATION TO BE RECEIVED  FOR EXISTING NOTES CLAIMS

12 1/8% Senior Notes due 2006 CUSIP Nos. P01548AA7, 01446PAA2 and 01446PAB0 ISIN Nos. USP01548AA73, US01446PAA21 and US01446PAB04	and	12 5/8% Senior Notes due 2009 CUSIP Nos. P01548AB5, 01446PAD6 and 01446PAC8 ISIN Nos. USP01548AB56, US01446PAD69 and US01446PAC86

(Class 3—EXISTING NOTES CLAIMS)

If you are a beneficial owner of 12 1/8% Senior Notes due 2006 (the “2006 Notes”) or 12 5/8% Senior Notes due 2009 (the “2009 Notes”, and together with the 2006 Notes, the “Existing Notes”) issued by Alestra, S. de R.L. de C.V. (“Alestra”), please use this ballot to (1) cast your vote to accept or reject the U.S. plan of reorganization (the “U.S. prepackaged plan”) which is being proposed by Alestra, and/or (2) elect the consideration to be received by you pursuant to the U.S. prepackaged plan. The U.S. prepackaged plan is Exhibit A to the Prospectus dated             , 2003 (the “Prospectus”), which accompanies this ballot (an “Existing Notes Ballot”). Before you vote, please review the Prospectus carefully, including the voting procedures explained in the section entitled “The U.S. Prepackaged Plan—Miscellaneous U.S. prepackaged plan provisions—Voting by holders”. The U.S. prepackaged plan can be confirmed by the U.S. Bankruptcy Court and thereby made binding upon you if the holders of allowed Class 3 Existing Notes Claims casting votes in favor of the U.S. prepackaged plan (1) hold at least two-thirds in aggregate dollar amount of the holders in such class who cast votes with respect to the U.S. prepackaged plan and (2) constitute more than one-half in number of holders of allowed claims in such class who vote with respect to the U. S. prepackaged plan and if it otherwise satisfies the requirements of Section 1129(a) of the U.S. Bankruptcy Code.

PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY, COMPLETE, SIGN AND DATE THIS EXISTING NOTES BALLOT, AND RETURN IT SO THAT IT IS RECEIVED BY THE VOTING AGENT ON OR BEFORE THE VOTING DEADLINE OF 11:59 P.M., NEW YORK CITY TIME, ON ______ __, ,2003 UNLESS EXTENDED BY ALESTRA. IF THIS EXISTING NOTES BALLOT IS NOT COMPETED, SIGNED, AND TIMELY RECEIVED, THE VOTES TRANSMITTED BY THIS EXISTING NOTES BALLOT WILL NOT BE COUNTED AND YOU SHALL BE DEEMED TO HAVE ELECTED TO RECEIVE THE CASH PAYMENT OPTION (AS DEFINED BELOW) IF THE U.S. PREPACKAGED PLAN IS CONFIRMED AND CONSUMMATED. PLEASE NOTE THAT YOU MAY ELECT TO RECEIVE EITHER THE CASH PAYMENT OPTION OR THE NEW NOTES OPTION OR A COMBINATION OF BOTH AS THE DISTRIBUTION FOR YOUR EXISTING NOTES CLAIMS WHETHER OR NOT YOU ACTUALLY VOTE FOR OR AGAINST THE U.S. PREPACKAGED PLAN, WHICH WILL ENSURE THAT YOUR DESIRED ELECTION IS GIVEN EFFECT IF THE U.S. PREPACKAGED PLAN IS CONFIRMED AND CONSUMMATED.

IMPORTANT

VOTING DEADLINE: 11:59 P.M., NEW YORK CITY TIME ON             , 2003 UNLESS EXTENDED BY ALESTRA. REVIEW THE ACCOMPANYING PROSPECTUS FOR THE U.S. PREPACKAGED PLAN.

DO NOT RETURN ANY SECURITIES WITH THIS EXISTING NOTES BALLOT. This Existing Notes Ballot is not a letter of transmittal and may not be used for any purpose other than to cast votes to accept or reject the U.S. prepackaged plan and/or to make the election regarding the Cash Payment Option and the New Notes Option, each as defined below.

THE DECISION TO VOTE ON THE U.S. PREPACKAGED PLAN IS COMPLETELY INDEPENDENT FROM THE DECISION WHETHER OR NOT TO TENDER YOUR EXISTING NOTES IN ALESTRA’S EXCHANGE OFFERS AND CASH TENDER OFFERS. YOUR PARTICIPATION IN THE EXCHANGE OFFERS OR THE CASH TENDER OFFERS WILL NOT CONSTITUTE ACCEPTANCE OR REJECTION OF THE U.S. PREPACKAGED PLAN.

Ballot Code

HOW TO VOTE AND/OR ELECT THE CONSIDERATION TO BE RECEIVED FOR YOUR EXISTING NOTES CLAIMS

1.	COMPLETE ITEM 1 (if not already filled out by your nominee), ITEM 2, ITEM 3 AND (if applicable) AND ITEM 4 .

2.	REVIEW AND COMPLETE THE AUTHORIZATIONS AND CERTIFICATIONS CONTAINED IN ITEM 5.

3.	SIGN THE EXISTING NOTES BALLOT (unless your Existing Notes Ballot has already been signed or “prevalidated” by your nominee).

4.	RETURN THE EXISTING NOTES BALLOT IN THE PRE-ADDRESSED POSTAGE-PAID ENVELOPE (If the enclosed envelope is addressed to your nominee, make sure your nominee receives your Existing Notes Ballot in time to submit it before the Voting Deadline. THIS EXISTING NOTES BALLOT WILL NOT BE DELIVERED TO ALESTRA OR ANY OF ITS AGENTS).

5.	IF YOU VOTE TO ACCEPT OR REJECT THE U.S. PREPACKAGED PLAN, YOU MUST VOTE ALL YOUR EXISTING NOTES EITHER TO ACCEPT OR TO REJECT THE U.S. PREPACKAGED PLAN AND MAY NOT SPLIT YOUR VOTE.

Item 1.	Principal Amount of Existing Notes Voted. The undersigned certifies that as of day and month of voting record date, 2003, the undersigned was either the beneficial owner, or the nominee of a beneficial owner, of Existing Notes in the following aggregate unpaid principal amount (insert amount in the box below). If your Existing Notes are held by a nominee on your behalf and you do not know the amount, please contact your nominee immediately.

	CUSIP # or ISIN #	Customer Account Number(s)	Outstanding Principal Amount	Name of Custodian Bank or Broker Nominee
2006 Notes			$
2009 Notes			$
Total Existing Notes			$

Item 2.	Vote. The beneficial owner of the Existing Notes identified in Item 1 votes as follows (check one box only. If you do not check a box your vote will not be counted):

☐ to Accept the Plan.	☐ to Reject the Plan.

Item 3.	Identify All Other Existing Notes Voted. By returning this Existing Notes Ballot, the beneficial owner of the Existing Notes identified in Item 1 certifies that (a) this Existing Notes Ballot is the only
Existing Notes Ballot submitted for the Existing Notes owned by such beneficial owner, except for the Existing Notes identified in the following table, and (b) all Existing Notes Ballots for Existing
Notes submitted by the beneficial owner indicate the same vote to accept or reject the U.S.
prepackaged plan that the beneficial owner has indicated in Item 2 of this Existing Notes Ballot
(please use additional sheets of paper if necessary):

COMPLETE ITEM 3 ONLY IF YOU HAVE SUBMITTED OTHER BALLOTS

	Account Number Where Other Existing Notes Are Held	Broker or Bank Through Which Other Existing Notes Are Held*	Principal Amount of Other Existing notes Voted	CUSIP # or ISIN # of Other Existing Notes Voted
2006 Notes			$
2009 Notes			$
Total Existing Notes

* Insert your name if the notes are held by you in record name or, if held in street name, insert the name of your broker or bank.

Item 4.	Election. The beneficial owner of the Existing Notes is strongly urged to elect whether to receive in respect of its Existing Notes:

(1)	a distribution of cash in the amount of $550 for each $1,000 principal amount of Existing Notes with respect to which the beneficial owner has so elected or is deemed to have elected (the “Cash Payment Option”);

(2)	$1,060 in principal amount of new Senior Notes due 2010 (the “New Notes”) for each $1,000 principal amount of Existing Notes with respect to which the beneficial owner has so elected (the “New Notes Option”); or

(3)	a combination of the Cash Payment Option and the New Notes Option in the proportions specified by the beneficial owner, equaling 100% of the aggregate principal amount of such beneficial owner’s Existing Notes.

Please review the Prospectus for more information regarding the Cash Payment Option, the New Notes Option, the proportional election between the Cash Payment Option and the New Notes Option and certain limitations and conditions under the U.S. prepackaged plan, which may effect distributions notwithstanding your election below.

Unless holders of exactly $200 million aggregate principal amount of the Existing Notes elect or are deemed to elect the Cash Payment Option, either the New Notes Option or the Cash Payment Option will be prorated. If holders of less than $200 million aggregate principal amount of the Existing Notes elect or are deemed to elect the Cash Payment Option, then the New Notes Option will be prorated and those holders of our Existing Notes who elected to receive the New Notes Option will receive a portion of their consideration in cash. If holders of more than $200 million aggregate principal amount of the Existing Notes elect or are deemed to elect the Cash Payment Option, then the Cash Payment Option will be prorated and those holders of Existing Notes who elected or were deemed to elect to receive the Cash Payment Option will receive a portion of their consideration as New Notes.

EACH BENEFICIAL OWNER MUST MAKE ITS ELECTION ON THIS EXISTING NOTES BALLOT. IF THE ELECTION IS NOT MADE ON THIS EXISTING NOTES BALLOT, THEN THE BENEFICIAL OWNER WILL BE DEEMED TO ELECT TO RECEIVE THE CASH PAYMENT OPTION WITH RESPECT TO THE EXISTING NOTES HELD BY IT.

The beneficial owner of Existing Notes in the aggregate outstanding principal amount listed in Item 1 elects to receive in respect of its Existing Notes:

☐  only the Cash Payment Option

☐  only the New Notes Option

☐  a proportion of the Cash Payment Option and the New Notes Option to be allocated as follows:

$___________	of the total outstanding principal amount of the Existing Notes identified in Item 1 shall be allocated to the Cash Payment Option

$___________	of the total outstanding principal amount of the Existing Notes identified in Item 1 shall be allocated to the New Notes Option

$___________	Total of Above	Please be sure that this total equals the Total Existing Notes in Item 1.

Item 5.	Authorizations and Certifications. By returning this Existing Notes Ballot, the beneficial owner of the Existing Notes identified in Item 1 certifies that it

(a)	has full power and authority to vote to accept or reject the U.S. prepackaged plan with respect to the Existing Notes listed in Item l;

(b)	was the beneficial owner of the Existing Notes described in Item 1 on , 2003;

(c)	agrees that, if the beneficial owner has voted in favor of the U.S. prepackaged plan, upon filing of the U.S. prepackaged plan and during the pendency of the U.S. prepackaged plan through the earliest of the effective date of the plan, any termination of the U.S. bankruptcy case and , 2003, the beneficial owner waives and rescinds any acceleration of the principal amount of the beneficial owner’s Existing Notes and agrees to extend the November 15, 2002 and May 15, 2003 interest payments until the confirmation of the U.S. prepackaged plan;

(d)	acknowledges that because it is not receiving accrued and unpaid interest on any Existing Notes, it agrees that on the Settlement Date (as defined in the U.S. prepackaged plan), solely in regard to its Existing Notes, the interest payments on its Existing Notes that were scheduled to be made on November 15, 2002, and May 15, 2003 were never due and payable for the purposes of Mexican law; and

(e)	has received a copy of the Prospectus (including the exhibits thereto) and understands that the solicitation of votes for the U.S. prepackaged plan is subject to all the terms and conditions set forth in the Prospectus.

Name:	(Print or Type)

Social Security or Federal Tax I.D. No.:	(Optional)

Signature:

By:	(If Appropriate)

Title:	(If Appropriate)

Street Address:

City, State, Zip Code:

Telephone Number: ( )

Date Completed:

No fees, commissions, or other remuneration will be payable to any broker, dealer, or other person for soliciting votes on the U.S. prepackaged plan. This Existing Notes Ballot shall not constitute or be deemed a proof of claim or equity interest or an assertion of a claim or equity interest.

YOUR VOTE MUST BE FORWARDED IN AMPLE TIME FOR YOUR VOTE TO BE RECEIVED BY THE VOTING AGENT, BY 11:59 P.M., NEW YORK CITY TIME, ON [            ], 2003, UNLESS EXTENDED BY ALESTRA, OR YOUR VOTE WILL NOT BE COUNTED. IF THE ENCLOSED ENVELOPE IS ADDRESSED TO YOUR NOMINEE, MAKE SURE YOUR NOMINEE RECEIVES YOUR EXISTING NOTES BALLOT IN TIME TO SUBMIT IT BEFORE THE VOTING DEADLINE.

IF YOU HAVE ANY QUESTIONS REGARDING THIS EXISTING NOTES BALLOT OR THE VOTING PROCEDURES, OR IF YOU NEED A EXISTING NOTES BALLOT OR ADDITIONAL COPIES OF THE PROSPECTUS OR OTHER ENCLOSED MATERIALS, PLEASE CALL THE VOTING AGENT, AT (            )     -     .